Exhibit 99.1

Preeminent SOL Treasury Company Helius (NASDAQ:HSDT) Announces Corporate Name Change to Solana Company and Letter of Intent with Solana Foundation

HSDT Solana Company's Mission is to maximize SOL per share on one of the most commercially viable blockchains for consumer applications while delivering consistent on-chain yield for investors

HSDT enters into agreement with the Solana Foundation to establish its collaboration and commit to joint initiatives

This signifies HSDT’s commitment to building a long-lasting institution that accelerates the growth of Solana and being a powerful advocate for Solana's development alongside the independent Solana Foundation and Solana Lab

Newtown, PA, September 29, 2025 -- Helius Medical Technologies, Inc. (Nasdaq: HSDT) (“HSDT” or the “Company”) announced that, following receipt of approval from its Board of Directors, it has filed an amendment to its Certificate of Incorporation with the Delaware Secretary of State and amended the Second Amended and Restated Bylaws to reflect a corporate name change from “Helius Medical Technologies, Inc.” to “Solana Company.” The Company’s ticker symbol for its Class A common stock, HSDT, will remain the same.

Additionally, the Company and certain of its investors entered into a non-binding letter of intent with the Solana Foundation (the “Foundation”), which sets forth the principal terms of HSDT’s commitment to abide by “Solana By Design” terms, which includes conducting all on-chain activity solely on Solana (“SOL”), institutional partnerships referrals, and joint initiatives to highlight Solana capabilities (including co-hosted events, institutional roundtables and participation at Solana Foundation events). HSDT will have the option, subject to certain conditions, to purchase a certain amount of SOL tokens from the Foundation at a discount.

The Company is also continuing to execute on its accumulation of SOL tokens as part of its digital asset treasury strategy. The Company still holds cash from its recent $500mm PIPE financing, which the Company intends to use to further its digital asset treasury strategy.

“DATs are providing access to the blockchain market to a new kind of investor. Solana Company is well set up to be the preeminent SOL DAT by introducing Solana to a growing audience,” said Dan Morehead, Founder and Managing Partner of Pantera Capital and Strategic Advisor to HSDT.

“Solana Company is a name that signifies HSDT’s commitment to building a long-lasting institution that accelerates the growth of Solana. HSDT’s Solana DAT will be a powerful advocate for Solana's development,” said Cosmo Jiang, General Partner at Pantera Capital and Board Observer at HSDT.

“HSDT’s announcements today, including a corporate name change and agreement with the Solana Foundation, showcase its long-term conviction in Solana. The clear long-term alignment is a show of support and sign of strength for the Solana Company’s mission,” said Joseph Chee, Executive Chairman of HSDT and Chairman of Summer Capital.

Solana has historically been the fastest growing blockchain, leading the industry in transaction revenue and processing more than 3,500 transactions per second. The network is also the most widely adopted, averaging about 3.7 million daily active wallets and surpassing 23 billion transactions year-to-date. SOL is financially productive by design, offering a ~7% native staking yield, whereas assets like Bitcoin (BTC) are typically non-yield-bearing.

About HSDT

Helius Medical Technologies, Inc. is a leading neurotech company in the medical device field focused on neurologic deficits using orally applied technology platform that amplifies the brain’s ability to engage physiologic compensatory mechanisms and promote neuroplasticity, improving the lives of people dealing with neurologic diseases. The Company’s first commercial product is the Portable Neuromodulation Stimulator.

The Company has adopted a digital asset treasury strategy focused on accumulating SOL, the native digital asset of the Solana blockchain, leveraging capital markets raises that produce consistent on-chain yield generation. Helius Medical Technologies, Inc. will provide access to the Solana network.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are statements other than historical facts and include, without limitation, statements regarding the potential for and amount of additional cash proceeds from warrant exercises, the anticipated use of proceeds from the announced Offering, future stockholder approvals, future announcements and priorities, expectations regarding management, corporate governance, market position, business strategies, future financial and operating performance, and other projections or statements of plans and objectives.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; developments in technology and the competitive landscape; the market performance of SOL; and other risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2025, and in other subsequent filings with the SEC. These filings are available at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Twitter/X: @HeliusHSDT

Website: https://www.helius.company/

Linkedin: https://www.linkedin.com/company/helius-solana-company/

Contacts

Helius Medical Technologies, Inc.

Phillip Trip Taylor
investorrelations@heliusmedical.com

Pantera Capital Management LP

ir@panteracapital.com

press@panteracapital.com

Summer Capital Management LP

pr@summer-cap.com